UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Investment Fund

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Corporate Update

December 22, 2025

To Our Valued Clients,

As we head into a new year, we have an exciting milestone to share. Janus Henderson has entered into a definitive agreement to be acquired by Trian and General Catalyst, two growth-oriented investment firms that believe strongly in our business, our people, and our clients. This agreement was negotiated and approved by an independent special committee of our Board of Directors.

We know both Trian and General Catalyst well, and with their partnership, we will be able to further invest in our product offering, client services, technology, and talent to accelerate our growth. We will be even better positioned to deliver differentiated insights, disciplined investments, and world-class service to our clients. Their interest in partnering with us is a strong affirmation of our long-term strategy.

An advantage of going private is that we will be better positioned to build on our momentum and invest even more in our business for the benefit of our clients. Although we are doing well as a public company today, private ownership will give us greater flexibility and patience to make significant long-term investments in our offerings and infrastructure, which will ultimately help us deliver superior returns for our clients.

Both Trian and General Catalyst firmly believe in Janus Henderson’s culture and investment approach. They are committed to investing in our platform to achieve continued growth and success.

To that end, we do not expect any impact to our investment funds or our client service as a result of this transaction at this time.

The transaction is expected to close in mid-2026 and is subject to a number of closing conditions, such as shareholder approval and certain client and regulatory approvals. Upon closing, we will no longer be a publicly traded company. We have been public and private at different times in our 91-year history, but our dedication to investing in a brighter future for our clients has never wavered.

If you have questions, please contact your Janus Henderson representative. As always, we thank you for the trust you have placed in Janus Henderson Investors, and we look forward to continuing to partner with you in the new year.

Regards,

Janus Henderson Investors janushenderson.com

References to the “Funds” herein refer to the U.S. registered investment companies managed by Janus Henderson Investors U.S. LLC and references herein to “Janus Henderson” refer to Janus Henderson Group plc and its affiliates. Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to Janus Henderson’s and the Funds’ future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by, as applicable, Janus Henderson and the Funds and their respective management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. Neither Janus Henderson nor the Funds undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause Janus Henderson’s or the Funds’ future results to differ materially from those expressed by the forward-looking statements included in this communication include, but are not limited to, Janus Henderson’s and the Funds’ ability to obtain the applicable regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction, that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the proposed transaction, including the impact of the transaction on Janus Henderson’s or the Funds’ business, that the proposed transaction generally may involve unexpected costs, liabilities or delays, that the business of Janus Henderson or the Funds may suffer as a result of uncertainty surrounding the proposed transaction or the identity of the purchaser, that Janus Henderson or the Funds may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in the Funds or certain other of Janus Henderson’s funds, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, Janus Henderson’s investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and, with respect to Janus Henderson, factors discussed in Janus Henderson’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings or furnishings made by Janus Henderson with the SEC from time to time and, in respect of the Funds, factors discussed in each Fund’s current prospectus.

Important Information and Where to Find It

In connection with the proposed transaction, Janus Henderson Group plc and the Funds will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to their respective shareholders. Janus Henderson and affiliates of Janus Henderson also intend to jointly file a transaction statement on Schedule 13E-3. Janus Henderson and the Funds may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement, the Schedule 13E-3 or any other document that may be filed by Janus Henderson or the Funds with the SEC. INVESTORS AND SECURITY HOLDERS OF JANUS HENDERSON AND THE FUNDS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 (AS APPLICABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and the Schedule 13E-3 (in each case, when available) and other documents that are filed with the SEC by Janus Henderson and the Funds free of charge from the SEC’s website at https://www.sec.gov or, with respect to Janus Henderson, through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Participants in the Solicitation

With respect to Janus Henderson, Janus Henderson and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. With respect to the Funds, the Funds and its manager and its and their directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Janus Henderson and their ownership of Janus Henderson common shares is contained in the definitive proxy statement for Janus Henderson’s 2025 annual meeting of shareholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 21, 2025, including under the headings “Proposal 1: Election of Directors,” “Corporate Governance,” “Board Compensation,” “Proposal 2: Advisory Say-on-Pay Vote on Executive Compensation,” “Executive Compensation,” “Executive Compensation Tables,” “Securities Ownership of Certain Beneficial Owners and Management” and “Our Executive Officers.” Information about the trustees and executive officers of the Funds and their ownership of the Funds is contained in each Fund’s current statement of additional information. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Janus Henderson or the Funds, as applicable, in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the applicable proxy statement relating to the proposed transaction when it is filed with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Janus Henderson Annual Meeting Proxy Statement, such information has been or will be reflected on the Statements of Change in Ownership of Janus Henderson on Forms 3 and 4 filed with the SEC. These Funds are not subject to Form 3 and 4 filings. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or, with respect to Janus Henderson, through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.